Entrada Therapeutics Reports First Quarter 2026 Financial Results

-- Announced positive ELEVATE-44-201 Cohort 1 topline results in Duchenne muscular dystrophy showing favorable safety, tolerability and early functional benefit --

-- Company on track to report ELEVATE-45-201 Cohort 1 data in mid-2026, as well as ELEVATE-44-201 open-label period and Cohort 2 data by year-end 2026 --

-- Cash runway expected into Q3 2027 with $255 million in cash, cash equivalents and marketable securities as of March 31, 2026 --

-- Entrada to host investor webcast and conference call today, Thursday, May 7, at 8:30 a.m. ET --

BOSTON, May 7, 2026 (GLOBE NEWSWIRE) -- Entrada Therapeutics, Inc. (Nasdaq: TRDA) today reported financial results for the first quarter ended March 31, 2026, and highlighted recent business updates.

“With the recently announced positive data from Cohort 1 of our ELEVATE-44-201 clinical study, this year has already delivered a significant clinical inflection point. Establishing that ENTR-601-44 demonstrated not only favorable safety and tolerability, but early and differentiated functional benefits at 6 mg/kg, is a clear milestone for the program as well as Entrada’s neuromuscular pipeline,” said Dipal Doshi, Chief Executive Officer at Entrada Therapeutics. “With cash runway into the third quarter of 2027, we are well positioned to achieve additional clinical inflection points throughout the year, including data from the first participant cohort of the ELEVATE-45-201 study, as well as the open-label and second cohort of the ELEVATE-44-201 study. The Company is also carefully evaluating the optimal timing for initiating the planned clinical studies of ENTR-601-50 and ENTR-601-51.”

Recent Corporate Highlights

Clinical-Stage Development Pipeline: Entrada continues to advance multiple clinical programs in people living with Duchenne muscular dystrophy (DMD) in the U.K., EU and U.S., complementing the ongoing clinical progress of its myotonic dystrophy type 1 (DM1) partnership (VX-670) with Vertex.

•ELEVATE-44-201: Announced positive topline results from Cohort 1 in the global Phase 1/2 multiple ascending dose (MAD) portion of the clinical study of ENTR-601-44 in ambulatory participants living with DMD who are amenable to exon 44 skipping. Study participants in Cohort 1 received three doses of 6 mg/kg of ENTR-601-44, the lead investigational product in Entrada’s DMD franchise, or placebo. Topline results demonstrated meaningful and potentially differentiated early functional benefits including statistically significant improvement in Time to Rise (TTR) velocity in the majority of participants treated with ENTR-601-44. Results also demonstrated a favorable safety and tolerability profile, all adverse events (AEs) were mild or moderate, there were no reported serious adverse events (SAEs), and no AEs leading to discontinuation from the study. Plasma markers for kidney function were normal. The Company is on track to report data from the Cohort 1 open-label period and Cohort 2 (12 mg/kg) MAD by year-end 2026, with data from Cohort 3 MAD (up to 18 mg/kg) to follow.
•ELEVATE-44-102: The Company believes this clinical study, in the underserved adult patient population with advanced disease, would be best to initiate at the highest advisable starting dose. Following a review of safety, pharmacokinetic and pharmacodynamic data from Cohort 1 of the ELEVATE-44-201 study in the U.K. and EU, the Company plans to re-engage with the FDA to discuss increasing the planned doses in this clinical study. As such, the Company will provide an update on clinical study design and timing following interactions with the FDA.
•ELEVATE-45-201: Completed enrollment and initiated dosing in Cohort 1 of the global Phase 1/2 MAD clinical study of ENTR-601-45 in ambulatory participants living with DMD who are amenable to exon 45 skipping. The Company is on track to report data from Cohort 1 (5 mg/kg) in mid-2026, with data from Cohort 2 and Cohort 3 (up to 10 mg/kg and 15 mg/kg, respectively) to follow.
•ELEVATE-50-201: The Company received regulatory authorization from the U.K.’s Medicines and Healthcare Products Regulatory Agency (MHRA) and Research Ethics Committee to initiate a Phase 1/2 MAD clinical study of ENTR-601-50 in ambulatory participants living with DMD who are amenable to exon 50 skipping. The Company expects to submit additional regulatory applications and obtain authorization in the EU following a review of data from the ongoing studies of its lead programs.
•ENTR-601-51: The Company has completed Clinical Trial Authorization (CTA)-enabling studies for people living with DMD who are amenable to exon 51 skipping, which is applicable to the largest sub-population of exon skipping amenable patients. The Company expects to submit regulatory applications and obtain authorization following a review of data from the ongoing studies of its lead programs.
•VX-670: Vertex continues to enroll and dose the MAD portion of the GALILEO global Phase 1/2 clinical study of VX-670 in people with DM1. The study assesses both safety and efficacy and Vertex is on track to share results during the second half of 2026.

Expanding Preclinical Pipeline: The Company has generated compelling preclinical data from programs focused on ocular and metabolic diseases. The pipeline includes the advancement of two novel oligonucleotide-based programs for the potential treatment of inherited retinal diseases, where there exists high unmet need. The first ocular candidate, ENTR-801, for the potential treatment of Usher syndrome type 2A (USH2A) was announced in December 2025. The Company plans to announce a second clinical candidate in ocular disease in the second half of 2026 and will provide additional details on its clinical development strategy at that time.

Upcoming Investor Conferences

•H.C. Wainwright 4th Annual BioConnect Investor Conference, New York, NY on May 19, 2026
•2026 Jefferies Global Healthcare Conference, New York, NY on June 3, 2026
•Goldman Sachs 47th Annual Global Healthcare Conference 2026, Miami Beach, FL on June 8, 2026

Investor Webcast and Conference Call Information
Entrada Therapeutics will host an investor webcast and conference call today, Thursday, May 7, 2026, at 8:30 a.m. ET to discuss financial results for the first quarter ended March 31, 2026, recent business updates and topline results from Cohort 1 of the Phase 1/2 ELEVATE-44-201 study. The webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.entradatx.com.

Analysts planning to participate during the Q&A portion of the live call can join the conference call at the audio-conferencing link (https://edge.media-server.com/mmc/p/dpiu2bfu/). The webcast will be archived and available for replay on the Entrada Therapeutics website for 90 days following the call.

Patients and Their Care Partners
Patients and their care partners are a critical part of our community, and we are committed to keeping them informed and connected. To receive community updates in real time and read today’s update, please visit www.entradatx.com/patients.

First Quarter 2026 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $254.9 million as of March 31, 2026, compared to $295.7 million as of December 31, 2025. The decrease was primarily driven by cash used to fund operations. Based on current operating plans, the Company believes that its cash, cash equivalents and marketable securities as of March 31, 2026 will be sufficient to fund its operations into the third quarter of 2027.

Collaboration Revenue: Collaboration revenue was $0.9 million for the first quarter of 2026, compared to $20.6 million for the same period in 2025. This decrease is primarily attributable to the substantial completion of the collaboration research plan activities associated with VX-670 during the first quarter of 2025.

Research & Development (R&D) Expenses: R&D expenses were $33.1 million for the first quarter of 2026, compared to $32.1 million for the same period in 2025. The increase was primarily driven by additional costs incurred related to the Company’s DMD programs.

General & Administrative (G&A) Expenses: G&A expenses were $10.1 million for the first quarter of 2026, compared to $10.3 million for the same period in 2025. The decrease was primarily driven by fewer professional services costs incurred.

Net Loss: Net loss was $39.7 million for the first quarter of 2026, compared to $17.3 million for the same period in 2025.

About Entrada Therapeutics
Entrada Therapeutics is a clinical-stage biopharmaceutical company aiming to transform the lives of patients by establishing a new class of genetic medicines that engage intracellular targets that have long been considered inaccessible. Through proprietary, versatile and modular approaches, Entrada is advancing a robust development portfolio of genetic medicines for the potential treatment of neuromuscular and inherited retinal diseases, among others. The Company’s lead oligonucleotide programs are in development for the potential treatment of people living with Duchenne muscular dystrophy who are exon 44, 45, 50 and 51 skipping amenable. Entrada has partnered to develop a clinical-stage program, VX-670, for myotonic dystrophy type 1.

For more information about Entrada, please visit our website, www.entradatx.com, and follow us on LinkedIn.

Forward-Looking Statements

This press release contains express and implied forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Entrada’s strategy, future operations, prospects and plans, objectives of management, the validation and differentiation of Entrada’s approach and EEV platform and its ability to provide a potential treatment for patients, expectations regarding Entrada’s Phase 1/2 MAD clinical study of ENTR-601-44, including the timing of data from the Cohort 1 open-label period and Cohort 2 by year-end 2026 with data from Cohort 3 to follow, expectations regarding the initiation of the planned ELEVATE-44-102 study in the U.S., including plans to re-engage with the FDA to discuss increasing planned doses, the ability to recruit for and complete the global Phase 2 clinical studies of ENTR-601-44, ENTR-601-45, ENTR-601-50 and ENTR-601-51, the potential therapeutic benefits of Entrada’s EEV product candidates, including the potential for ENTR-601-44 to be a transformative treatment option, the potential of TTR velocity data observed in Cohort 1 to predict early functional benefit, the potential for a deepening of functional responses, continued functional benefit and higher dystrophin levels with increase in plasma exposure during the Cohort 1 open-label Phase 2 portion of the study, the potential for further enhanced muscle function and a meaningful increase in dystrophin in Cohort 2, expectations regarding Entrada's Phase 1/2 MAD clinical study of ENTR-601-45, including the timing of data from Cohort 1 in mid-2026, with data from Cohort 2 and Cohort 3 to follow, expectations regarding regulatory filings in the EU for the planned Phase 1/2 MAD clinical study of ENTR-601-50, expectations regarding regulatory filings for the ENTR-601-51 program, the potential therapeutic benefits of Entrada’s EEV product candidates and the ability to advance therapeutic candidates in indications beyond neuromuscular disease, including but not limited to ocular disease, expectations regarding the timing of nomination of a second clinical candidate for ocular disease in the second half of 2026, and the continued development and advancement of ENTR-601-44, ENTR-601-45, ENTR-601-50, and ENTR-601-51 for the treatment of DMD and ENTR-801 for the potential treatment of Usher syndrome type 2A and the partnered product candidate VX-670 for the potential treatment of DM1, expectations regarding the progress and success of Entrada’s collaboration with Vertex, including the timing of results from the MAD portion of the global Phase 1/2 study of the VX-670 program in the second half of 2026, the ability to continue to expand and develop additional therapeutic programs and modalities, including further exon skipping programs, and the sufficiency of its cash resources into the third quarter of 2027, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Entrada may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical studies; uncertainties as to the availability and timing of results from preclinical and clinical studies; the timing of and Entrada’s ability to submit and obtain regulatory clearance and initiate clinical studies; whether results from preclinical studies or clinical studies will be predictive of the results of later preclinical studies and clinical studies; whether Entrada’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in Entrada’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-K and in subsequent filings Entrada may make with the SEC. In addition, the forward-looking statements included in this press release represent Entrada’s views as of the date of this press release. Entrada anticipates that subsequent events and developments will cause its views to change. However, while Entrada may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Entrada’s views as of any date subsequent to the date of this press release.

ENTRADA THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Collaboration revenue	$875	$20,558
Operating expenses:
Research and development	33,054	32,074
General and administrative	10,124	10,274
Total operating expenses	43,178	42,348
Loss from operations	(42,303)	(21,790)
Other income:
Interest and other income	2,624	4,441
Total other income	2,624	4,441
Loss before provision for income taxes	(39,679)	(17,349)
Provision for income taxes	38	—
Net loss	$(39,717)	$(17,349)
Net loss per share, basic and diluted	$(0.95)	$(0.42)
Weighted‑average common shares outstanding, basic and diluted	41,836,275	41,073,732

ENTRADA THERAPEUTICS, INC.
Condensed Consolidated Balance Sheet Data (Unaudited)
(In thousands)

	March 31,	December 31,
	2026	2025
Cash, cash equivalents and marketable securities	$254,859	$295,698
Total assets	$335,518	$377,378
Total liabilities	$64,664	$71,245
Total stockholders’ equity	$270,854	$306,133

Investor Contact
Karla MacDonald
Chief Corporate Affairs Officer
kmacdonald@entradatx.com

Patient Advocacy Contact
Sarah Friedhoff
Head of Patient Advocacy
patientadvocacy@entradatx.com

Media Contact
Megan Prock McGrath
CTD Comms, LLC
megan@ctdcomms.com